EXHIBIT 10.2

Exhibit 7.2(d)(iv)

Form of Nonsolicitation Agreement

          This Nonsolicitation Agreement (this “Agreement”) is made as of [ _________________ ], 2006, by and between Enterprise Financial Services Corp, a Delaware corporation (“Buyer”), and [ __________________ ] (the “Director”).

RECITALS

          A.          Director is a member of the Board of Directors of NorthStar Bancshares, Inc., a Missouri corporation (“NorthStar”) and/or NorthStar Bank, N.A., a national banking association and wholly-owned subsidiary of NorthStar (“NorthStar Bank”).

          B.          Buyer is a party to that certain Agreement and Plan of Merger dated [______________], 2006 (the “Merger Agreement”) made by NorthStar, NorthStar Bank, Leland M. Walker, as Seller Representative, Buyer and Igloo Acquisition, Inc. (together with the Buyer and their respective subsidiaries and other affiliates, the “Enterprise Entities”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Merger Agreement.

          C.          Pursuant to the Merger Agreement, Buyer shall effectuate the merger described in the Agreement and the Plan of Merger.

          D.          Section 7.2(d)(iv) of the Merger Agreement requires that nonsolicitation agreements be executed and delivered by the Director at or prior to the Effective Time.

AGREEMENT

          The parties, intending to be legally bound, hereby agree as follows:

1.       NONSOLICITATION

          As an inducement for Buyer to enter into the Merger Agreement and as additional consideration for the considerations to be paid to the Sellers under the Merger Agreement, Director agrees that:

(a) For a period of two years after the Closing:

          (i)          Director agrees not to, directly or indirectly, (A) induce or attempt to induce any person who is an employee of any of the Enterprise Entities to leave such employment, (B) in any way interfere with the relationship between any of the Enterprise Entities and any such employee, (C) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of the Enterprise Entities, or (D) induce or attempt to induce any customer, supplier, licensee or other Person to cease doing business with the Enterprise Entities, or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and the Enterprise Entities; and

          (ii)          Director agrees that [he/she] will not, directly or indirectly, solicit the business of any Person known to such Director to be a customer of the Enterprise Entities, whether or not such Director had personal contact with such Person, with respect to products or services which compete in whole or in part with the business operated by the Enterprise Entities;

(b) In the event of a breach by Director of any covenant set forth in Subsection 1(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach; and

          (c)          Director will not, at any time during or after the two-year period, disparage the Enterprise Entities, the business conducted by the Enterprise Entities or any shareholder, director, officer, employee or agent of any Enterprise Entity.

2.       REMEDIES

          If Director breaches the covenants set forth in Section 1 of this Agreement, Buyer will be entitled to the following remedies:

(a) Damages from Director;

(b)          To the extent Director is a Seller under the Merger Agreement, to offset against any and all amounts owing to Director under the Merger Agreement or Escrow Agreement any and all amounts that Buyer claims as Damages under Subsection 2(a) of this Agreement; and

(c)          In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 1 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and would be an inadequate remedy for such breach.

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

3.       SUCCESSORS AND ASSIGNS

          This Agreement will be binding upon Buyer and Director and will inure to the benefit of Buyer and its affiliates, successors and assigns.

4.      WAIVER

          The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

5.       GOVERNING LAW

          This Agreement will be governed by the laws of the State of Missouri without regard to conflicts of laws principles.

6.       JURISDICTION; SERVICE OF PROCESS

          Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Missouri County of Jackson or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Missouri, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

7.       SEVERABILITY

          Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.  If any of the covenants set forth in Section 1 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller and Shareholders to the greatest extent permissible.

8.       COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

9.       SECTION HEADINGS, CONSTRUCTION

          The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

10.     NOTICES

          All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Director:

____________________________

____________________________

____________________________

Facsimile No.:________________

with a copy to:

____________________________

____________________________

____________________________

Attention:____________________

Facsimile No.:________________

Buyer:

Enterprise Bank & Trust
150 North Meramec Avenue, Suite 300
St. Louis, Missouri 63105-3753
Attention: Peter F. Benoist
Facsimile No.: 314-812-4045

with a copy to:

Mary Anne O’Connell
Husch & Eppenberger, LLC
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105-3441
Facsimile No.: 314-480-150

11.     Entire Agreement.

          This Agreement [, the Employment Agreement] and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

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          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:		DIRECTOR:

Enterprise Financial Services Corp

By:

[Name]
Name:	________________________________________________________________

Title:	________________________________________________________________